DLA Piper LLP (US) 401 Congress Avenue, Suite 2500 Austin, TX 78701-3799 O 512.457.7000 F 512.457.7001 W www.dlapiper.com

December 1, 2014
Ideal Power Inc. 4120 Freidrich Lane – Suite 100 Austin, TX 78744

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to Ideal Power Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 1, 2014, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of Securities (as defined below).

As used herein, the term “Securities” includes (i) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (ii) shares of common stock, par value $0.001 per share (the “Common Stock”), and (iii) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the Rules and Regulations promulgated under the Securities Act, at a maximum aggregate offering price of $75,000,000.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”): (i) the Registration Statement; (ii) the certificate of incorporation (the “Charter”) and by-laws (the “By-Laws”), each as amended, of the Company, certified as true, accurate and complete by an officer of the Company (collectively, the “Organizational Documents”); (iii) a Unanimous Written Consent of the Board of Directors of the Company, dated November 30, 2014, certified as true, accurate and complete, and in full force and effect, by an officer of the Company; and (iv) such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions, and qualifications noted below.

Ideal Power Inc.

December 1, 2014

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In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.  Insofar as this opinion relates to factual matters, we have assumed without independent investigation that the statements of the Company contained in the Registration Statement are true, correct and complete as to all factual matters stated therein.

We further assume that:

(1)   The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a “Board Action”) in accordance with the Company’s Charter, By-Laws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(2)   The Company will not issue any Securities in excess of the number or amount authorized by a Board Action or in excess of the maximum aggregate offering price of $75,000,000.

(3)   Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants), or Common Stock (including Common Stock that is the subject of Common Stock Warrants or any convertible Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by certificates of designation or by classification or reclassification of existing capital stock and the filing of amendments to the Company’s Charter, will have been taken.

Ideal Power Inc.

December 1, 2014

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(4)   For shares of Preferred Stock or Common Stock represented by certificates (“Certificates”), appropriate Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and By-Laws and applicable law.  For shares of Preferred Stock or Common Stock not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and By-Laws and applicable law.

(5)   Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and By-Laws and applicable law.

(6)   The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(7)   The Registration Statement will be declared effective and will remain effective under the Securities Act and appropriate Prospectus Supplements will have been prepared and filed with the Commission in accordance with the Securities Act and the Rules and Regulations promulgated thereunder describing the terms of each particular issue of Securities offered and the terms of the offering thereunder.

(8)   All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and any related Free Writing Prospectus.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(a)   With respect to the Common Stock, when (i) specifically authorized for issuance by a Board Action, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Organizational Documents and assuming such terms and sale do not violate any applicable law and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, and (iv) the Company has received the consideration provided for in the authorizing Board Action and such consideration per share is not less than the par value per share of the Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Ideal Power Inc.

December 1, 2014

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(b)   With respect to the Preferred Stock, when (i) specifically authorized for issuance by a Board Action, (ii) appropriate Certificate(s) of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed and become effective with the Secretary of State of the State of Delaware, (iii) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Organizational Documents and assuming such terms and sale do not violate any applicable law and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, and (v) the Company has received the consideration provided for in the authorizing Board Action and such consideration per share is not less than the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid and non-assessable.

(c)   With respect to the Warrants, when (i) specifically authorized for issuance by a Board Action, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreements and assuming such terms and sale do not violate any applicable law and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, and (v) the Company has received the consideration provided for in the authorizing Board Action the Warrants will constitute valid and binding obligations of the Company in accordance with the Warrant Agreement’s terms.

In addition to the qualifications assumptions and limitations set forth above, the foregoing opinion is further qualified as follows:

(1)   We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Ideal Power Inc.

December 1, 2014

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(2)   We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.

(3)   The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, fraudulent conveyance,  moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and many not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or replied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours, /s/ DLA Piper LLP (US) DLA PIPER LLP (US)